Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Future Vision II Acquisition Corp.

We hereby consent to the inclusion in this Registration Statement on Form S-4 filed on May 11, 2026 of Future Vision II Acquisition Corp. (the “Company”) of our report dated on March 6, 2026, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, relating to our audits of the consolidated balance sheets of the Company as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2025 and for the period from January 30, 2024 (inception) through December 31, 2024, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ZH CPA, LLC

Denver, Colorado

May 11, 2026

999 18th Street, Suite 3000, Denver, CO, 80202 USA Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us